EX-99.77Q1(a) - Exhibits; Copies of any material amendments to the registrant's charter or by-laws
                ------------------

Amendment No. 13 dated December 17, 2009 to the Agreement and Declaration of Trust
dated September 16, 1997 is incorporated herein by reference to Exhibit (a)(14) to
Post-Effective Amendment No. 21 to the Registrant’s Registration Statement on Form
N-1A filed with the Securities and Exchange Commission on February 3, 2010
(Accession No. 0000950123-10-008282).

Amendment No. 2 dated October 16, 2009 to the Amended and Restated By-laws dated
 October 30, 2002 is incorporated herein by reference to Exhibit (b)(3) to
Post-Effective Amendment No. 21 to the Registrant’s Registration Statement on
Form N-1A filed with the Securities and Exchange Commission on February 3, 2010
(Accession No. 0000950123-10-008282).